     As filed with the Securities and Exchange Commission on August 7, 1996
                                                  Registration No. 333-
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- --------------------------------------------------------------------------------

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            CORNERSTONE IMAGING, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                     77-0104275
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                  1710 FORTUNE DRIVE, SAN JOSE, CA        95131
               (Address of principal executive offices) (Zip Code)
                             ----------------------

                            CORNERSTONE IMAGING, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                              (Full title of Plan)
                             -----------------------

                             THOMAS T. VAN OVERBEEK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CORNERSTONE IMAGING, INC.
                     1710 FORTUNE DRIVE, SAN JOSE, CA 95131
                     (Name and address of agent for service)
                                 (408) 435-8900
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
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                                    PROPOSED       PROPOSED
  TITLE OF          AMOUNT TO        MAXIMUM        MAXIMUM        AMOUNT OF
  SECURITIES           BE           OFFERING       AGGREGATE     REGISTRATION
  TO BE            REGISTERED         PRICE        OFFERING           FEE
  REGISTERED           (1)          PER SHARE        PRICE
                                       (2)            (2)
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 Options             500,000           N/A            N/A             N/A
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 Common Stock,
  $.01 par value     500,000          $5.50       $2,750,000         $949
- --------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Cornerstone Imaging, Inc. on August 2, 1996 as reported by the Nasdaq National Market.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

               Cornerstone Imaging, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

          c. (1) The Registrant's Registration Statement No. 0-22292 on Form 8-A filed with the Commission on August 23, 1993 pursuant to
                    Section 12 of the Securities and Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               (2) Amendment Number 1 on Form 8-A to the Registrant's Registration Statement No. 0-22292 on Form 8-A filed with the SEC on September 7, 1993 in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

          Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.


Item 8. Exhibits

Exhibit Number      Exhibit
- --------------      -------

     5 Opinion and Consent of Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP.

     23.1           Consent of Independent Auditors - Coopers & Lybrand L.L.P.

     23.2 Consent of Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1           1993 Stock Option/Stock Issuance Plan.

     99.2 Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

     99.3 Addendum to Stock Option Agreement (Special Tax Elections) (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

     99.4 Addendum to Stock Option Agreement (Limited Stock Appreciation Right) (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

     99.5 Addendum to Stock Option Agreement (Financial Assistance) (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

     99.6 Stock Issuance Agreement (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

Item 9. UNDERTAKINGS.

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement;

                                      II-2

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(2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                      II-3

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                                   SIGNATURES

               Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of August, 1996.

                                        Cornerstone Imaging, Inc.

                                        By  /s/ Thomas T. van Overbeek
                                            -----------------------------------
                                            Thomas T. van Overbeek
                                            President, Chief Executive Officer
                                            and Director


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of Cornerstone Imaging, Inc., a Delaware corporation, do hereby constitute and appoint Thomas
T. van Overbeek and John Finegan, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                     Title                             Date
- ----------                     -----                             ----

/s/ Thomas T. van Overbeek     President, Chief Executive        August 5, 1996
- --------------------------     Officer and Director
Thomas T. van Overbeek         (Principal Executive Officer)


/s/  John Finegan              Chief Financial Officer and       August 5, 1996
- --------------------------     Secretary (Principal Financial
John Finegan                   and   Accounting Officer)

                                      II-4

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SIGNATURES                     TITLE                             DATE
- ----------                     -----                             ----



/s/  E. David Crockett         Chairman of the Board             August 5, 1996
- ---------------------------
E. David Crockett



/s/  James E. Crawford, III    Director                          June 7, 1996
- ---------------------------
James E. Crawford, III



/s/  Margaret G. Fisher        Director                          August 5, 1996
- ---------------------------
Margaret G. Fisher



/s/  Stephen J. Sheafor        Director                          August 5, 1996
- ---------------------------
Stephen J. Sheafor



/s/  Bruce Silver              Director                          August 5, 1996
- ---------------------------
Bruce Silver



/s/  Daniel D. Tompkins        Director                          August 5, 1996
- ---------------------------
Daniel D. Tompkins


                                      II-5

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                                  EXHIBIT INDEX

                                                                  Sequentially
Exhibit Number    Exhibit                                         Numbered Page
- --------------    -------                                         -------------

   5              Opinion and Consent of Gunderson Dettmer Stough
                  Villenueve Franklin & Hachigian, LLP.

   23.1           Consent of Independent Auditors - Coopers &
                  Lybrand L.L.P.

   23.2           Consent of Gunderson Dettmer Stough Villenueve
                  Franklin & Hachigian, LLP is contained in
                  Exhibit 5.

   24             Power of Attorney. Reference is made to page
                  II-4 of this Registration Statement.

   99.1           1993 Stock Option/Stock Issuance Plan.

   99.2 Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference from
                  Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

   99.3           Addendum to Stock Option Agreement (Special Tax
                  Elections) (incorporated by reference from
                  Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

   99.4 Addendum to Stock Option Agreement (Limited Stock Appreciation Right) (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

   99.5           Addendum to Stock Option Agreement (Financial
                  Assistance) (incorporated by reference from
                  Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).

   99.6 Stock Issuance Agreement (incorporated by reference from Registration Statement No. 33-94808 on Form S-8 filed with the SEC on July 20, 1995).